UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

May 6, 2021

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

1445 16th Street, Ste. 403

Miami Beach, FL 33139

Address of principal executive offices

212-739-7650

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement

Common Stock Purchase Agreement and Registration Rights Agreement

On May 6, 2021, Gaucho Group Holdings, Inc. (the “Company,” “we,” “us” or “our”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with Tumim Stone Capital LLC (“Tumim Stone Capital”). Pursuant to the Purchase Agreement, the Company has the right to sell to Tumim Stone Capital up to the lesser of (i) $50,000,000 of newly issued shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) the Exchange Cap (as defined below) (subject to certain conditions and limitations), from time to time during the term of the Purchase Agreement. Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at the option of the Company and the Company is under no obligation to sell securities pursuant to this arrangement. Shares of Common Stock may be sold by the Company pursuant to this arrangement over a period of up to 36 months after Commencement (as defined below).

Upon the satisfaction of the conditions in the Purchase Agreement, including that a registration statement that we agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement is declared effective by the SEC and a final prospectus in connection therewith is filed with the SEC (such event, the “Commencement”), we will have the right, but not the obligation, from time to time at our sole discretion over the 36-month period from and after the Commencement, to direct Tumim Stone Capital to purchase up to a fixed maximum amount of shares of Common Stock as set forth in the Purchase Agreement (each, a “Fixed Purchase”) on any trading day, so long as, (i) the daily volume weighted average price for the Common Stock for such trading day is not the lowest daily volume weighted average price for the Common Stock during the 10-consecutive trading day period ending on and including such trading day (the “Valuation Period”), (ii) the closing sale price of the Common Stock on such trading day is greater than each of (A) the specified threshold price set forth in the Purchase Agreement and (B) the arithmetic average of the 10-daily volume weighted average prices for the Common Stock during the Valuation Period, (iii) at least three trading days shall have elapsed since the trading day on which the most recent prior notice to purchase Common Stock under the Purchase Agreement was delivered by the Company to Tumim Stone Capital, and (iv) all shares of Common Stock subject to all prior purchases by Tumim Stone Capital under the Purchase Agreement have theretofore been received by Tumim Stone Capital electronically as set forth in the Purchase Agreement. The purchase price of the shares of Common Stock that we elect to sell to Tumim Stone Capital pursuant to the Purchase Agreement will be determined by reference to the market prices of the Common Stock during the Valuation Period at the time of such purchases as set forth in the Commitment Purchase Agreement, less a fixed 7% discount.

In addition to Fixed Purchases, as described above, we will have the right, but not the obligation, from time to time at our sole discretion over the 36-month period from and after the Commencement, to direct Tumim Stone Capital to purchase additional amounts of our Common Stock as VWAP purchases as set forth in the Purchase Agreement (each, a “VWAP Purchase”) on any trading day, so long as, (i) the closing sale price of the Common Stock on such trading day is greater than the specified threshold price set forth in the Purchase Agreement, (ii) at least three trading days shall have elapsed since the trading day on which the most recent prior notice to purchase Common Stock under the Purchase Agreement was delivered by the Company to Tumim Stone Capital, and (iii) all shares of Common Stock subject to all prior purchases by Tumim Stone Capital under the Purchase Agreement have theretofore been received by Tumim Stone Capital electronically as set forth in the Purchase Agreement. The Company may not deliver a notice for a Fixed Purchase and a notice for a VWAP Purchase to Tumim Stone Capital on the same trading day.

From and after Commencement, the Company will control the timing and amount of any sales of Common Stock to Tumim Stone Capital. Actual sales of shares of our Common Stock to Tumim Stone Capital under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

As consideration for Tumim Stone Capital’s irrevocable commitment to purchase shares of Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, concurrently with the execution and delivery of the Purchase Agreement, the Company issued to Tumim Stone Capital 120,337 shares of Common Stock (the “Commitment Shares”). The Company has also agreed to reimburse Tumim Stone Capital for the fees and expenses of its counsel, up to a maximum of $35,000.

Under the applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”), in no event may we issue to Tumim Stone Capital under the Purchase Agreement more than 1,949,404 shares of our Common Stock (including the Commitment Shares), which represents 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of Common Stock to Tumim Stone Capital under the Purchase Agreement equals or exceeds the lower of (i) the Nasdaq official closing price immediately preceding the execution of the Purchase Agreement or (ii) the arithmetic average of the five Nasdaq official closing prices for the Common Stock immediately preceding the execution of the Purchase Agreement, plus an incremental amount of $0.322, such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our Common Stock under the Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of the Nasdaq.

In all instances, we may not sell shares of our Common Stock to Tumim Stone Capital under the Purchase Agreement if it would result in Tumim Stone Capital beneficially owning more than 4.99% of the Common Stock.

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which the Company sells shares of Common Stock to Tumim Stone Capital. To the extent the Company sells shares under the Purchase Agreement, the Company currently plans to use any proceeds therefrom for inventory production and marketing for Gaucho Group, Inc., costs of this transaction, operating expenses and for working capital and other general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering (with certain limited exceptions) into a “Variable Rate Transaction,” as defined in the Purchase Agreement. Tumim Stone Capital has agreed not to cause, or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Common Stock during certain periods.

Kingswood Capital Markets, division of Benchmark Investments, Inc. acted as the exclusive placement agent in connection with the transactions contemplated by the Purchase Agreement, for which the Company will pay to Kingswood a cash placement fee equal to 8.0% of the amount of the Total Commitment actually paid by Tumim Stone Capital to the Company pursuant to the Purchase Agreement.

Pursuant to the terms of the Registration Rights Agreement, we have agreed to file with the SEC one or more registration statements on Form S-1 to register for resale under the Securities Act the shares of our Common Stock that may be issued to Tumim Stone Capital under the Purchase Agreement, including the Commitment Shares. The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the 36-month anniversary after Commencement (which term may not be extended by the parties), (ii) the date on which Tumim Stone Capital shall have purchased the Total Commitment worth of shares of Common Stock, (iii) the date on which the Common Stock shall have failed to be listed or quoted on The Nasdaq Capital Market or any other “Eligible Market” (as defined in the Purchase Agreement), and (iv) the date on which the Company commences a voluntary bankruptcy proceeding or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors. The Company has the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon 10 trading days’ prior written notice to Tumim Stone Capital. Neither the Company nor Tumim Stone Capital may assign or transfer its rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by the parties.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and is qualified in its entirety by reference to complete text of the Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The shares of Common Stock that have been and may be issued under the Purchase Agreement are being offered and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D thereunder. Tumim Stone Capital represented that it is an “accredited investor,” as defined in Regulation D, and is acquiring such shares under the Purchase Agreement for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the shares of Common Stock that have been and may be issued to Tumim Stone Capital under the Purchase Agreement have not been registered under the Securities Act or any applicable state securities laws and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares of our Common Stock nor shall there be any sale of the shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Common Stock Purchase Agreement by and between Gaucho Group Holdings, Inc. and Tumim Stone Capital LLC, dated May 6, 2021
10.2	Registration Rights Agreement by and between Gaucho Group Holdings, Inc. and Tumim Stone Capital LLC, dated May 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 7th day of May 2021.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO